MICHAEL POLLACK CPA
46 EQUESTRIAN LANE
CHERRY HILL, NJ 08003

Consent of Independent Registered Certified Public Accountants

September 24, 2007

Lantis Laser Inc.
11 Stonebridge Court
Denville, New Jersey 07834

I consent to the inclusion in the Registration Statement on Form SB-2 of Lantis Laser Inc. (the “Company”) my audit report for the Company for the years ended December 31, 2006 and 2005 dated March 21, 2007, and my review report for the Company for the three and six months ended June 30, 2007 and 2006 dated August 4, 2007.

Respectfully submitted,

/s/ Michael Pollack CPA
Michael Pollack CPA
Cherry Hill, NJ